UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

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REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Redwood Trust, Inc. (the “Company”) maintains a direct stock purchase and dividend reinvestment plan (the “Plan”). The Plan is designed to provide the Company’s existing stockholders and interested new investors with a method of purchasing shares of the Company’s common stock and investing all or a percentage of their cash dividends in additional shares of common stock. On May 10, 2016, the Company filed with the Securities and Exchange Commission a shelf registration statement on Form S-3 (the “New Registration Statement”) which replaced the Company’s prior shelf registration statement. In order to continue to maintain the Plan, on June 3, 2016, the Company filed a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in the New Registration Statement relating to the Plan.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law matters, including the validity of the common stock offered pursuant to the Prospectus Supplement. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Latham & Watkins LLP regarding certain tax matters in connection with the Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 5.1	Opinion of Venable LLP
Exhibit 8.1	Opinion of Latham & Watkins LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2016	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
General Counsel, Executive Vice President, and Secretary

Exhibit Index

Exhibit No.	Exhibit Title
5.1	Opinion of Venable LLP
8.1	Opinion of Latham & Watkins LLP